Exhibit 99.1

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Brian Moore STAAR Surgical Co - Investor Relation, Vice President, Media Relations, Corporate Development

Thomas Frinzi STAAR Surgical Co - President and Chief Executive Officer

Patrick Williams STAAR Surgical Co - Chief Financial Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Patrick Wood Morgan Stanley - Analyst

John Young Canaccord Genuity Corp. - Analyst

Margaret Andrew William Blair & Company - Analyst

George Sellers Stephens Inc. - Analyst

Ryan Zimmerman BTIG LLC - Managing Director

Anthony Petrone Mizuho Group - Analyst

Matthew O'Brien Piper Sandler - Analyst

Joseph Conway Needham & Company - Analyst

Steve Lichtman Oppenheimer & Co. Inc. - Analyst

Tom Stephan Stifel - Analyst

Jim Sidoti Sidoti & Company - Analyst

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen. Thank you for standing by. Welcome to the STAAR Surgical fourth-quarter and Fiscal Year 2023 financial results conference call. (Operator Instructions)

This call is being recorded today, Monday, February 26, 2024.

At this time, I would like to turn the conference over to Mr. Brian Moore, Vice President, Investor Relations and Corporate Development for STAAR Surgical. Please go ahead.

Brian Moore - STAAR Surgical Co - Investor Relation, Vice President, Media Relations, Corporate Development

Thank you, operator. Good afternoon, everyone. Thank you for joining us on the STAAR Surgical conference call to discuss the company's financial results for the fourth-quarter and fiscal year ended December 29, 2023. On the call today are Tom Frinzi, President and Chief Executive Officer; and Patrick Williams, Chief Financial Officer.

The press release of our fourth-quarter and full-year results was issued just after 4 PM Eastern Time. We have posted the earnings release in the Investor Relations section of STAAR's website at www.staar.com.

Before we begin, let me quickly remind you that the company comments during this call will include forward-looking statements. We caution you that any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the company's projections,expectations, plans, beliefs, and prospects. These statements are based on judgment and analysis as of the date of this conference call and are

2

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

subject to numerous important risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

The risks and uncertainties associated with these forward-looking statements are described in the safe harbor statement in today's press release as well as STAAR's public periodic filings with the SEC. Except as required by law, STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

In addition, on this call and in the press release, we discuss certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA per share. We also provide sales data in constant currency. Definition and reconciliations to GAAP are included in today's press release.

For brevity, unless otherwise specified, all comparisons on today's call will be on a year-over-year basis versus the relevant period. Following our prepared remarks, we will open the line to questions for publishing analysts. We ask analysts to limit themselves to two initial questions then re-queue with any follow-ups.

Finally, we intend to use our website as a means of disclosing material, nonpublic information, and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website in the Investor Relations section. Accordingly, investors should monitor our investor website in addition to following our press releases, SEC filings, and public conference calls and webcast.

And with that, I would now like to turn the call over to Tom Frinzi. Tom?

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Thanks, Brian. Good afternoon and thank you, everyone, for joining us. I join you today from the American-European Congress of Ophthalmic Surgeons symposium, where I'm pleased to share that STAAR has an increased podium presence and there continues to be significant interest in our lens-based technology, EVO ICL.

With that as a backdrop, I am pleased to report that we delivered strong net sales, cash generation, and profitability in 2023. For the third consecutive year, global ICL unit growth exceeded refractive industry growth by over 25 points.

STAAR's business model is rare to find. We're growing profitably with high gross margins and we have the ability to continue to drive higher operating margins. And with a record $232 million of cash and investments as of year end, we have a pristine balance sheet and significant flexibility.

The number of patients with myopia, which our technology treats, continues to grow and is expected to reach $5 billion by 2050. Our strong financial position allows us to execute against this opportunity through the business cycle.

Turning to our results. The net sales we reported today are consistent with the preliminary results we projected in early January. We achieved 22% ICL growth in the fourth quarter and 18% ICL sales growth in fiscal 2023. Our APAC and EMEA regions, up 26% and 18%, respectively, drove ICL sales growth in the quarter. EMEA, up 9% sequentially in the fourth quarter, generated solid growth, demonstrating the geographic breadth and diversification of STAAR's business. STAAR's geographic diversity provides a strong underpinning for refractive procedure growth, and that expands the target market for EVO procedures.

By country, standout ICL sales growth in the fourth quarter included: China, up 30%; Japan, up 16%; South Korea, up 39%; Germany, up 21%; and our other APAC region, which includes emerging markets such as Singapore, Thailand and Vietnam, was up 21%.

We anticipate that APAC, including China and India, will remain a region of remarkable growth for STAAR as the ICL continues to take market share and expand the overall addressable market. The region has some of the highest GDP growth among large economies with many markets seeing increases in incomes and population.

3

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

China, for example, has 12 cities with populations larger than New York City. To continue spurring our development in this market, we are investing in people and infrastructure to realize the growing opportunity. We have added a second large distributor with broad reach, including Tier 3 and 4 cities. We have also expanded our relationship with our long-time reliable distributor, Shanghai Lansheng.

Our expanded hybrid infrastructure in China with over 80 in-country STAAR employees responsible for demand generation will allow for improved customer service, including more real-time and next-day availability of our lenses. I look forward to traveling to Okinawa, Japan, for our APAC Expert Summit next month before proceeding to Mainland China to support our local operations as well as host investor meetings in Shanghai and Shenzhen.

Turning to the US. Our sales for the fourth quarter were approximately $4.2 million, flat sequentially and consistent with our previously provided expectations for the period. The US, as the second largest market in the world for refractive procedures, remains an important growth opportunity for STAAR.

Our US Highway 93 go-to-market initiative is beginning to show progress as demonstrated by the strategic agreement we announced last month with SharpeVision. The initial target purchase amount under that agreement of 1,000 ICL units annually represents approximately 25% of the group's refractive procedure volume.

Given the outstanding outcomes SharpeVision has experienced with the EVO ICL, they want to make it available to more of their patients. And they are pricing the procedure at a small premium relative to laser vision procedures. STAAR and SharpeVision see this as a great win-win opportunity. And we believe it is a model we can continue to leverage as we drive growth in the US.

We anticipate several more customers will join the fast lane of our Highway 93 initiative with large volume commitments in 2024, placing us on a path along with other initiatives to achieve meaningful sequential growth in the US in the second half of this year. Further, we believe we can successfully deploy aspects of our US Highway 93 initiative in other regions to drive growth. Using Highway 93 as a model, we are in the process of launching similar initiatives in key European markets.

Now I would like to turn to the projects and investments we are making to drive growth in global ICL market share. The first of our initiatives is increasing surgeon confidence in measurement of the eye and lens selection. We anticipate publication of two peer-reviewed clinical papers relating to pre-operative measurement of the eye around the ASCRS Conference in April. The paper should help our surgeons utilize the ICL nomogram for their specific biometer, which is a measuring device.

We are also exploring technical solutions such as AI-based lens size selection tools currently used successfully by some surgeons. Our diligence phase includes the funding of a study already underway. Additionally, we are preparing to introduce intermediate lens sizes as requested by surgeons in China to further increase their confidence and willingness to select EVO as their solution of choice for patients seeking visual freedom from eyeglasses and contacts.

And finally, we recently established a Department of Global Professional Education and Training under our Chief Medical Officer, which brings together strategic and professional education, clinical training, and commercial training under a single leadership point. That department will more closely align training, education, and commercial activities globally to enhance knowledge and understanding of our ICL technology and its benefits to patients and practices.

Our second initiative to drive growth is increased focus on further expanding our market opportunity by moving down the diopter curve to lower levels of vision correction initially by becoming the first choice in minus six diopters to minus eight diopters globally. The mix of lenses we sell less than or equal to minus 8 diopters today is approximately 32% of our ICL sales.

As many of you know, EVO ICL is already the preferred choice for higher diopter levels of correction above minus 8 diopters. Our strategy to move down the diopter curve includes focused and coordinated downstream marketing for our physician customers that EVO's customer value proposition, supported by easily understood clinical evidence, a master brand message, and other proof points.

4

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

Third, we will innovate with new products and solutions. We recently launched the new surgeon-loaded injector in the US, which is easier to load and should result in better efficiency. We launched our new Stella ICL ordering and planning system in the first half of 2024, which is also designed to enhance efficiency.

In early 2025, we anticipate that EVO+, already available in nearly all of our other large markets, will be available in China. Work is also underway on the next generation of EVO lenses to extend our leadership in lens-based refractive vision correction.

The initiatives and developments just discussed give us increased confidence. And today, we affirm our net sales outlook for fiscal year 2024 of $335 million to $340 million. And we continue to believe the path towards our Vision 2026 three-year CAGR of 15% to 20% remains intact. Patrick?

Patrick Williams - STAAR Surgical Co - Chief Financial Officer

Thank you, Tom, and good afternoon, everyone. Total net sales for Q4 2023 were $76.3 million as compared to net sales of $64 million in the prior-year quarter. As a reminder, Q1 and Q4 have historically represented our seasonally lowest quarters. The $12.2 million increase in Q4 2023 net sales is attributable to a 22% or $13.5 million increase in ICL sales and a decrease in other product cataract IOLs, which the company has discontinued consistent with our previous announcement.

The spread between ICL sales and unit growth was minimal for both the quarter and the fiscal year, which illustrates the stability of our ASPs with fluctuations based primarily on country mix and spheric versus toric product mix. For the quarter, ICL sales and units increased 22% and 19%, respectively. For the year, ICL sales and units increased 18% and 19%, respectively.

As Tom mentioned, we anticipate total net sales for fiscal 2024 of $335 million to $340 million. Our outlook contemplates above-average rates of growth in the two largest markets for refractive surgery, China and the US, at approximately 10% ICL sales growth and flat growth across all other geographies, primarily due to the dynamic macroeconomic environment. Our outlook also reflects higher growth rates in the second half of 2024.

For Q4 2023, gross profit was $60.7 million or 79.6% of net sales as compared to gross profit of $49.8 million or 77.7% of net sales for the prior-year quarter and $63.6 million or 79.2% of net sales for Q3 2023. The 190 basis point year-over-year increase in gross margin is due primarily to product mix. For 2024, we expect gross margin will be approximately 80% for each quarter and the full year.

Moving down the income statement. Total operating expenses for Q4 2023 were $50.3 million as compared to $48.8 million in the prior-year quarter and $57.3 million in Q3 2023.

Taking a closer look at the components of operating expenses. G&A expense for Q4 2023 was $16.9 million compared to $14.8 million in the prior-year quarter and $19.3 million in Q3 2023. The year-over-year increase in G&A is primarily due to increased outside services and facility costs. For 2024, we expect G&A expense will be approximately $24 million per quarter and slightly higher as a percent of net sales than prior periods as we invest further in back-office infrastructure and scalability.

Selling and marketing expense was $22.6 million for Q4 2023 compared to $24.2 million in the prior-year quarter and $26.6 million in Q3 2023. The decrease in selling and marketing expense from the prior year is due to decreased compensation-related expenses and marketing, promotional, and advertising activities. For 2024, we expect selling and marketing expense will be approximately $30 million per quarter, which is consistent with prior periods as a percent of net sales.

Research and development expense was $10.9 million in Q4 2023 compared to $9.8 million in the prior year quarter and $11.5 million for Q3 2023. The year-over-year increase in R&D is due to increased compensation-related expenses. For 2024, we expect R&D expense will be approximately $13 million per quarter, which is also consistent with prior periods as a percent of net sales.

GAAP operating income in Q4 2023 was $10.4 million or 13.7% of net sales as compared to $1 million or 1.5% of net sales in the prior-year quarter. GAAP operating income for fiscal 2023 was $28.1 million or 8.8% of net sales as compared to $43.8 million or 15.4% of net sales for fiscal 2022.

5

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

We continue to expect GAAP operating margin for fiscal year 2024 will be at least breakeven as we stated during our preliminary results and outlook in early January. For Q4 2023, net income was $7.8 million or $0.16 per diluted share compared to net income of $6.8 million or $0.14 per diluted share in the prior-year quarter.

Moving forward, we will be introducing a profitability metric that we believe more accurately represents the underlying performance of our business model, and we will report on this quarterly. We believe that an adjusted EBITDA financial metric, or adjusted earnings before interest, taxes, depreciation, amortization, and stock-based compensation, provides investors with an additional tool for evaluating the company's core operating performance and a proxy for cash generation.

We use this non-GAAP financial measure in our own evaluation of operating performance and believe it is a more useful reflection of our progress. A table reconciling net income to adjusted EBITDA for prior periods is included in today's financial release.

In order to reconcile adjusted EBITDA for net income for our fiscal 2024 profitability outlook, we are providing the following line item details: provision for income tax to be calculated using effective tax rate of approximately 35% per quarter, subject to no significant change in our valuation allowance; other income expense of approximately $500,000 expense per quarter; depreciation to be approximately $1 million per quarter; amortization to be zero per quarter; and stock-based compensation to be approximately $7.5 million per quarter.

Depending on where we end up in the net sales range of $335 million to $340 million for fiscal year 2024, we expect adjusted EBITDA will be approximately $36 million or approximately 10.5% of net sales and using approximately 52 million shares outstanding, results in adjusted EBITDA per diluted share of approximately $0.70.

Turning now to our balance sheet. Our cash, cash equivalents and investments available for sale reached a record $232.4 million for fiscal year-end 2023 as compared to $225.5 million for fiscal year-end 2022. Accounts receivable is $94.7 million at the fiscal year-end 2023 compared to $62.4 million at fiscal year-end 2022.

In the middle of 2023, we saw an increase in accounts receivable, but we viewed this as temporary. Further, we are increasing account receivable collections this quarter and expect to bring down our accounts receivable balance to approximately $65 million by the end of Q1 2024.

In fiscal 2023, we invested $18.2 million in property and equipment. For fiscal 2024, we expect to invest approximately $30 million in property and equipment. Our strategic investments in property and equipment are primarily to support manufacturing capacity expansion, information technology, and support.

We look forward to meeting with many of you in the days and weeks ahead. Tomorrow, we will participate in the Jefferies West Coast Bus Tour. And in March, we will participate in the Oppenheimer Healthcare Conference and the Sidoti Small Cap Conference.

As Tom mentioned earlier, we will also participate in in-person investor meetings in China in the cities of Shanghai and Shenzhen. We expect to report our first-quarter results in early May.

This concludes our prepared remarks. Operator, we are now ready to take questions.

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions)

Patrick Wood, Morgan Stanley.

6

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

Patrick Wood - Morgan Stanley - Analyst

Amazing. Thank you very much taking for the questions. I think for the first one, I'd love to hear a little bit more about Sharpe. Obviously, 25% of the refractive volume is a vote of confidence lower down the diopter curve. So how did that discussion come about? And how did you land on that side of things?

And equally, you suggested that going forward, there was an anticipation that we might see a few more deals of this magnitude, and that's what's giving you confidence in the second half for the US. Am I understanding that right, the larger sort of long-term collaboration is driving a lot of that growth?

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes, Patrick, this is Tom. First of all, thank you for the question. I think SharpeVision is a great example of our Highway 93 initiatives beginning to bear fruit, as we've indicated in the press release and reiterated in my prepared remarks.

I think how it came about with Dr. Sharpe was they saw the results they were getting as they began that journey with EVO and just got more and more comfortable such that they were willing to commit 25% of the volume. And I think that's only going to grow as they continue to do the procedure, see the postoperative outcomes, see the quality of vision that we produce, no dry eye syndrome, preserving the integrity of the cornea, et cetera, et cetera. So I think it was a logical progression as they used EVO more and more.

I think relative to additional deals, our commercial team is working hard. I can tell you as I sit here at this AECOS meeting, this morning, there was a discussion among about 150 surgeons in attendance what's their threshold for considering the ICL surgery. And I can tell you probably the majority of the room was very comfortable going down to minus 3, 4 and 5 myopes as they walk in the door. That's very different than when I sat in this meeting a year ago. So certainly, the momentum is shifting and we feel very good about how we're positioned.

Patrick Wood - Morgan Stanley - Analyst

Very helpful. And then maybe very quickly one follow-up on the margin structure looking into '24. Obviously, a chunk of selling and marketing incremental dollars year on year driving some of that margin down. I guess where is the highest priority spend? And how should we think about the return in terms of growth from that, driving that 26% sort of mid-term outlook?

Patrick Williams - STAAR Surgical Co - Chief Financial Officer

Yes. Patrick, it's Patrick over here. You know, at the end of the day, we still value ourselves a growth company and we believe we're in the early innings, not just in markets like China, where we have 20% market share, but across the world. So we're heavily investing that incremental dollar into the commercial organization, whether that be sales infrastructure or whether that be marketing.

What I would say on the marketing, though, historically, you've seen us do a little bit more brand awareness and global brand awareness. We are changing that a little bit, where we will be focused more on co-marketing with the practices at the -- we'll call it the ground root or the roots level.

And we believe that's going to help us drive a lot more adoption within some of these key accounts, which gets along the lines of focus on Highway 93. And then, as Tom said in his prepared remarks, rolling that out to other regions like Europe.

Operator

John Young, Canaccord.

7

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

John Young - Canaccord Genuity Corp. - Analyst

Hi, Tom and Patrick, thanks for taking our questions tonight. Just to circle back to the SharpeVision announcement, too, and what you spoke about on the call this evening. I'd be interested if you could just kind of talk about what are the factors that got the ability to make the economics work in terms of being both prices at just a slight premium to LASIK. And how repeatable will that be across the US and possibly elsewhere, OUS? And as a follow-up to that, what should we assume for US ASPs in 2024?

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Well, again, I think the economics work because SharpeVision controls their own setting of care environment. And I think that plays a very important role, as we've said often, going forward. So I think our procedure deserves to be marked at a premium. I think we all believe that based upon the outcomes we produce.

But does it need to be double? Probably not. And I think setting of care certainly plays a role in that. And that certainly is how SharpeVision is able to maintain a premium because the procedure deserves it but not such a premium that it becomes a deterrent as a minus 4 or 5 walks in the door contemplating vision correction.

The second part of your question, John, was?

John Young - Canaccord Genuity Corp. - Analyst

It was just on ASPs in the United States for next year and just how repeatable will this pricing structure of a slight premium base to the rest of the US.

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes. Listen, I believe ASPs will hold their own. I'll let Patrick speak to specific numbers. But again, with the healthy margins, we can afford to be as flexible as we need to be, but certainly our ASPs are still contemplated very strongly within our budget.

Patrick Williams - STAAR Surgical Co - Chief Financial Officer

And I would just add, as a reminder, we did say that this should be about 80% gross margin in our outlook. When we did Vision 2026 last year, we talked about the fact that we wanted to keep a little bit of extra cushion in our gross margin, which we also said around 80% in that Vision 2026. So that has contemplated that.

As we penetrate markets like the US, which is still less than 10% of our revenue overall, that there would be some reduction in ASP, mostly related to just higher volume. And so we still feel very good about maintaining that 80% as we go forward.

And in fact, we believe, as we move forward over the next several years, there could be some upside to that from efficiencies within our manufacturing, as well as more opportunities with economics across many markets that we're in right today.

Operator

Margaret Andrew, William Blair.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

8

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

Margaret Andrew - William Blair & Company - Analyst

Hey. Good afternoon, guys. Thanks for taking the question. Am I maybe wanted to start with guidance that you guys maintained the revenue guidance since you pre-announced five, six weeks ago. Your two [shorts] late in the quarter. I was hoping you could give us context over how trends maybe have moved throughout the quarter, especially in some of these key geographies like China, Europe, et cetera?

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes. Thanks, Margaret. Listen, I feel very good about how the year has started. I think it's certainly premature to give any more detail than just that. But pleased with what's happening in China, pleased with what's happening in the US.

Europe has some nice momentum. So we're -- we just feel we're well positioned. Teams are focused. We have a great plan in front of us and it's all about execution.

Margaret Andrew - William Blair & Company - Analyst

Okay. Helpful. And then maybe on the EPS side, positive EPS leaves a pretty wide gap of results for 2024. So how should we think about that? And how should we really think about the cadence (technical difficulty) throughput the year. And if you want to put on adjusted EBITDA, that's fine, too.

Patrick Williams - STAAR Surgical Co - Chief Financial Officer

Yes. So clearly we -- sorry, Margaret, you broke up. You're breaking up at the end. Repeat that last part, please. One more time, cadence?

Margaret Andrew - William Blair & Company - Analyst

Just trying to get a good sense of cadence for first half versus second half as it relates to profitability and expenses.

Patrick Williams - STAAR Surgical Co - Chief Financial Officer

Yes. So in my detailed comments I did break out all the different line items for G&A, R&D, and sales and marketing. So I think that should be able to get the models there.

As a reminder, Q1, we said approximately $72 million. So that will be the low point throughout the year as we go. Most models probably have us growing revenue in the first half of the year in that mid-single digits and in the second half of the year in what I would call low-double digits. That gets you to the full-year growth number that we put in the $335 million to $340 million.

We clearly introduced a new profitability metric, which we think is more indicative of our cash generation, where we've taken out noncash items. And I think what that shows is that we continue to see leverage and can continue to generate cash even in a year where we had to build infrastructure and we candidly repeated revenue two times in a row.

So we feel very good about where we're at, the resetting that we did this year, and where we're going forward. So I'm sure the models will get modeled correctly. And just keep in mind, Q2 tends to be our biggest year -- or our biggest quarter just because of the high season that's related to China, which is 65%, 70% of our revenue in that quarter.

9

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

Operator

George Sellers, Stephens Inc.

George Sellers - Stephens Inc. - Analyst

Hey, thanks for taking the question. I'm just curious in the US, what percentage of procedures right now are with patients who are contraindicated for LASIK? And where are you in penetrating that piece of the market?

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Geez, George, I think that -- I'm not sure, to be honest with you. I think the patients walking in the door, as we said, about 32% fall below minus 8 today. We think we're going to continue to grow that. People that are walking in that aren't good candidates for laser vision correction, it'd be a guesstimate on my part. And I'd rather go to the market research and get you something very specific. And we'll follow up with you directly.

George Sellers - Stephens Inc. - Analyst

Okay. And maybe taking a step back and going back to the pricing commentary earlier. Could you just give us an update on your pricing strategy globally? Are there some markets where you could potentially look to increase price? And then what's sort of your view on lowering price in the US sort of more broadly? Thanks for taking the question.

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes. Look, pricing really depends on how we go to market in any particular part of the world. We have purely distributor markets, we have hybrid markets, and we have direct markets. And obviously, pricing and margins reflect that go-to-market strategy.

But I think, again, as Patrick mentioned, we have an awful lot of flexibility as to how we want to price the technology around the world and still maintain very healthy margins in that 80% range. I think for the US, again, we've always been open to where volume commitments are made. We have the ability to be as flexible as we need to be.

But we also recognize, too, that we're producing a premium outcome. So just finding that proper balance between volume and price. And the good news is we have the flexibility to be able to react to a customer's needs.

Operator

Ryan Zimmerman, BTIG.

Ryan Zimmerman - BTIG LLC - Managing Director

Good afternoon and thanks for taking the question.

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Hey, Ryan. How are you, Ryan?

10

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

Ryan Zimmerman - BTIG LLC - Managing Director

Good to hear from you, guys. I want to ask about China a little bit. We've talked to some investors there. Curious if you could speak to pricing in China and where it stands with your distributor. You added a new distributor. And what places like -- what prices places like Aier are charging? Has there been any change in pricing? Do you expect any change in pricing? I'd appreciate any commentary there.

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes. No, sure. Appreciate the question, Ryan. I think from a pricing point of view, again, as we've said, in China, a customer like Aier ultimately controls what they charge to the patient. I think as we negotiated our relationship with Lansheng -- Shanghai Lansheng as well as bring on an additional distribution partner, we were very pleased with the economics that we're negotiating those deals.

We're not in a position to share those nor will we going forward. But rest assured, we were very pleased with the economics associated with those relationships in terms of moving forward.

And I think pricing has been fairly stable in that marketplace. As I said, where we control the business direct, we have even more flexibility. But I think we feel good about pricing. Aier continues to see EVO ICL surgery as a real profit center for them moving forward and continue to support the technology 110%.

Patrick Williams - STAAR Surgical Co - Chief Financial Officer

Yes. Just a reminder, Ryan, and I think Tom hit it there, we don't get a lot of fluctuations in our ASP due to any changes in pricing across customers. Those are all set in stone pretty much or at least 12 months in advance for the majority of our accounts there.

The other thing that I would add is we do know that Aier continues to charge a premium for EVO ICL lenses upwards of maybe even 2x of what they charge for LASIK and even SMILE now where they have seen some reduction in pricing.

And so there's been a lot of chatter out there. But one of the things they focused on is how can they make up for any lost volume by making up for perhaps switching that out to a higher ASP? Which is clearly what our product does. So if anything, we're seeing more of a movement towards EVO ICL because of the higher premium that we're able to -- they're able to garner in the end markets over there.

Ryan Zimmerman - BTIG LLC - Managing Director

Okay. Very helpful. And then just a follow-up. In terms of introducing EVO+ in China -- and Tom, appreciate your comments or your thoughts around either a tiered product strategy or what you're doing as it relates to competition for ICLs in China and kind of what your expectation is there.

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes. No. Appreciate the question, Ryan. As we've said in the past, I think EVO+ affords us some flexibility in that marketplace, both from a pricing segmentation point of view as well as a customer segmentation or market segmentation. And again, as competition comes, we think it may come at some point in the latter part of this year or early 2025.

And keep in mind, that competition that's come in is only going to be spherical. They won't have a toric offering. That's certainly going to limit their attractiveness to the marketplace. But I think what EVO+ gives us the flexibility that if we had to compete on price, we now have two products in the marketplace and one can compete, when necessary, on price. And we can maintain a premium price for EVO+ as we move forward. So I think it does afford us flexibility.

11

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

Again, as you've heard me say time and time again, competition coming is a good thing. I think all boats do rise. It validates the size of the market opportunity. And we think we're very well positioned as a -- and have first-mover advantage with nearly 3 million implants completed that the safety, the efficacy of our technology is very well established, particularly in that part of the world.

Operator

Anthony Petrone, Mizuho Group.

Anthony Petrone - Mizuho Group - Analyst

Thanks. Maybe I'll stay on China for a moment. And maybe anything you could share about where we are in 1Q. You do have Lunar New Year just kind of finishing up here about a week ago. It's usually a little bit of a lull. But as we come out of that, how are trends shaping up in 1Q?

And then just a follow-up on competition in the region there. Just to confirm that competitive lens, at least as far as the company's intelligence suggests, that it's not a collagen lens, it's a polymer lens, if you will.

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Thanks. Anthony, that's correct. It is an acrylic versus our collamer material. And as you've heard me say time and time again, part of the secret sauce of STAAR's technology is that material. So again, I think it's healthy that competition is coming, but we're prepared.

I think in terms of the Lunar New Year and how China has been going so far, again, as I've mentioned earlier, very encouraged by the start of the year. The equally thing that encouraged me is the spending that went on in that marketplace associated with the Lunar New Year was very encouraging from an overall economy point of view.

So I think we continue to feel confident that our team on China, particularly now with two distribution partners, we're well positioned to continue to see growth in that part of the world, particularly in China.

Operator

Matthew O'Brien, Piper Sandler.

Matthew O'Brien - Piper Sandler - Analyst

Afternoon. Thanks for taking my questions. Just sticking on the pricing side in the US specifically. Is the reduction in ASP going to be greater than 20%? Is that going to flow down? Or how do you ensure that it flows down to the patient level specifically? And maybe a little bit on the elasticity of demand as far as you can see in terms of lowering the price and what that can do in terms of growth here in the States?

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes. I will tell you that any price degradation is not going to be at the 20% level. That's for sure. And again, keep in mind, the end-user price to the patient is really a function of the internal mechanisms within any given practice. Setting of care does play a role.

And that's the -- in a sense, if you think back about the US business, we're creating a new channel, lens-based refractive surgery. And we're changing practice patterns. That takes time. And we're beginning to see our efforts over the last 12 to 15 months begin to bear fruit.

12

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

And I think as practices set themselves up for success to become more lens-based versus corneal base, pricing plays a role, but it's not the only role. And that entire ecosystem working together from the front receptionist back to the surgeon and everyone in between, that all has to be aligned and focused appropriately with the right sales speak, the right collateral materials, with our help from a co-marketing relationship, et cetera, et cetera. As that all comes together, price becomes a component, but it's not the driving component to a successful practice.

Patrick Williams - STAAR Surgical Co - Chief Financial Officer

I think, Matt, that's a really key point that Tom brought up because now we've gotten maybe three or four questions on pricing. And as Tom said, and I'll just repeat it so that everyone hears it, pricing is a component.

But if you go back and think about what we've talked about since early January during our initial pre-announcement, we talked about the importance of increasing surgeon confidence. We've talked about these papers that are going to come out to help that. In Tom's prepared remarks, he talked about the new department that we created.

All of this is focused on increasing surgeon confidence to make our procedure not only more predictable but more efficient for them. And that ultimately will result in what Tom did a little bit of a straw poll that the meeting is at, where they're going to move down the diopter curve. And so that's what gives us the confidence not only this year but as we move forward to our Vision 2026.

Matthew O'Brien - Piper Sandler - Analyst

Okay. Appreciate that. And then just rest of the world or, I guess, China plus rest of the world. You just came off a really good Q4. And I'm looking at the 10% number for China and then kind of flat for the rest of the world. Can you talk a little bit about some of the puts and takes in there?

Because it seems pretty conservative in terms of your view on the OUS business. Again, I'm not sure what you're really factoring in from an economic perspective in China or just other parts of the world. But would just love to hear some of the things you are contemplating and then how conservative that outlook is specifically. Thank you.

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes. Thanks, Matt. Again, you're using the word conservative. I think I'll use the word prudent. I think look at -- there's still uncertainty out in the world, macro headwinds. And I think, certainly, we've said not only China but the US would grow at 10% and all the other markets would be relatively flat.

But again, we're contemplating another year of growth outpacing the refractive growth around the world. Most markets are down to flat at best. And we're going to continue to grow even in flat markets. So I think too early to tell.

We feel good about the start of the year. And I would just encourage you to stay tuned and we'll keep you all posted.

Operator

David Saxon, Needham.

Joseph Conway - Needham & Company - Analyst

Hi, guys. This is Joseph on for David. Maybe just looking at 2024, we're just kind of curious how meaningful, if at all, the Stella ordering platform. The launch is -- it's going to be to 2024, especially in the back half. Does it make it easier for STAAR to fulfill the orders? Or is it more about the improving user interface?

13

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

And I guess also, if we could just -- maybe just get an update on that call center program. How has that been going? Has it been driving volumes? Anything noticeable?

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes. Thank you, Joseph, for the question. Look, Stella, I think, is all about operation efficiency within a practice. Is it going to drive meaningful growth to the US business? Probably not. But it certainly is going to make our customers more efficient, and we think out of that comes a real positive.

So it's more about operation efficiency. It is an improved GUI, so it'll be easier for them to place their orders, et cetera. So in the end of the day, we think that's very, very positive.

In terms of the second part of your question, if you'll repeat that for me.

Joseph Conway - Needham & Company - Analyst

Yes, just the update on the call center program.

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes. [Salelytics] continues to be a test for us. We're about 4.5, 5 months into when we brought it wider in November. We like what we're seeing. I think it's still too early to tell.

We're generating good information, as I've previously stated, about how patients find us, what physicians are being sought after, et cetera, et cetera. We're generating probably about three really strong qualified leads a day. But we're still watching it. We're still learning and we'll keep you updated as we have positive news moving forward.

Operator

Steve Lichtman, Oppenheimer.

Steve Lichtman - Oppenheimer & Co. Inc. - Analyst

Thank you. Evening, guys. Tom, based on your estimates, what was overall refractive market growth in the US and worldwide in '23? And what does your outlook for '24 assume in terms of that growth in the US and worldwide?

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes. Appreciate that, Steve. I think in the US, it wasn't about growth. It was a rail of deceleration. I think in the fourth quarter, the market research isn't out yet, but it would suggest that it's about 20% down in many of the US practices in the fourth quarter.

And that's after up through the first three quarters, anywhere from 9% to 15% down. So market was significantly down and us being up 14%, 15% in the US, again, outpacing that market.

I'd say around the world, places like China, '23, you saw a nice first-half growth and then a deceleration in the second half that brought it back down to mid-single-digit growth overall. And we think it's going to be a slow ramp-up in the first half of China in '24 and maybe get back to mid-single digits to 10% in the back half of the year.

14

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

So I think the trend is continuing to be a deceleration of refractive procedures, which, in a certain way, is just the inverse for us because we continue to outpace the market. And I think people are recognizing that EVO ICL is not only better medicine by the outcomes that we're producing, but it can be better business. And more and more practices around the world are embracing lens-based refractive surgery.

Steve Lichtman - Oppenheimer & Co. Inc. - Analyst

Thanks, Tom. Patrick, just in terms of sort of where investments are in the P&L, it looks like sales and marketing will be up maybe just a little bit year over year, but we will see a step-up on the G&A side. So again, can you talk about what that G&A investment is in any more detail?

Patrick Williams - STAAR Surgical Co - Chief Financial Officer

Yes. So primarily it's one of the reasons -- if you think about 2023 and going back, we did see an increase in what I'll call compensation, including stock-based compensation. We brought on quite a few C suite members, including Tom who joined us a little over a year ago. And so we're seeing the effects of that carrying through our G&A line.

To your point, the guidance that I gave was a full GAAP number on G&A. But as you exclude out stock-based comp primarily out of G&A, you're going to see a much more normalized number.

R&D and sales and marketing, like you said, are pretty in line with where The Street was at. But we're consistent with what we said in early January, which is slightly above on operating margin, be up breakeven on pure net income.

But the adjusted EBITDA profitability is north of 10%. And the model is built so that if we do exceed or come in at the high end of our guidance or even go over that, that you'll see that incremental dollar translate to the bottom line quite strongly as it historically has.

Operator

Tom Stephan, Stifel.

Tom Stephan - Stifel - Analyst

Great. Hey, guys. Thanks for the questions. I want to follow up on China and the second distributor that you guys added. Maybe can you elaborate a bit on the strategic rationale there and the impetus for adding an additional distributor? Why now? And was your existing partner may be lacking in certain areas?

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

I think, Tom, it's just a natural evolution of the business. When Lansheng and STAAR partnered together, we were just really launching in China. We've grown together. But clearly, as the opportunities in that market continues to grow, it just was a natural evolution of it was time to take on an additional partner.

I think their depth and breadth will help us continue to gain share and grow our business in China, particularly, as we mentioned in our prepared remarks, in Tier 3 and Tier 4 cities. So I think both coexist nicely and really continue to position STAAR Surgical and the EVO ICL for future growth.

Operator

Jim Sidoti, Sidoti & Company.

15

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

Jim Sidoti - Sidoti & Company - Analyst

Hi, good afternoon and thanks for taking the questions. Can you talk about the steps you've taken to make it easier for lens selection? And are there additional steps you can take on that front?

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes, Jim, thanks for the question. It really is one of our key focuses. And as we've said in our prepared remarks, we're looking at a lot of different things in the area of AI. We're certainly -- we have these two papers coming out that are going to add a lot of strong support for how to approach the preoperative, intraoperative, and postoperative management of EVO potential candidates.

And just getting our infrastructure set up with this global training initiatives we're doing around clinical and practice development and sales to really have that really best-in-class combined with all the other efforts we're doing, we just believe we're surrounding the customer appropriately to make this a very predictable, a very routine procedure.

Jim Sidoti - Sidoti & Company - Analyst

All right. And then a follow-up. The relationship with SharpeVision, how long did it take to get that contract signed? And do you think having that in place will make it easier to get additional physicians to sign on?

Thomas Frinzi - STAAR Surgical Co - President and Chief Executive Officer

Yes. I think not only having that contract in place, but just the momentum that is beginning to build in the US marketplace, SharpeVision is a manifestation of that. But as I said, sitting here at this meeting and seeing the amount of enthusiasm and interest that people are beginning to talk more and more about lens-based refractive surgery and why that makes sense.

So I think naturally, the effort we've been putting in for the past 15 months is going to start to bear fruit, as we said, in the back half of this year. And we continue to feel good about how the year has started for us. So I think more contracts will come.

We have good leadership for the US business. Warren Foust, our Chief Operating Officer, has taken a real hands-on approach and working very closely with our US leadership. So I think I feel very positive about our efforts to date and feel good about the marketplace beginning to recognize the value of EVO ICL.

Operator

Thank you. This concludes the STAAR Surgical Q4 earnings call. You may now disconnect your lines, and we thank you all for attending today's presentation.

16

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

FEBRUARY 26, 2024 / 9:15PM, STAA.OQ - Q4 2023 STAAR Surgical Co Earnings Call

D I S C L A I M E R

Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2024, Refinitiv. All Rights Reserved.

15893346-2024-02-28T02:30:17.740

17

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.